Exhibit 99.1

OMNIQ Issues October 2020 Letter to Shareholders Highlighting Continued Traction in Global Supply Chain Mobility and Smart City Markets

AI-based machine vision technology cementing Company’s solid position as supplier of touchless solutions for multiple industries

SALT LAKE CITY, Oct. 26, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that the Company has issued its October 2020 Letter to Shareholders. The letter highlights the Company’s recent business developments, growing target markets, and strategy for the future.

Recent highlights include:

●	Announced a partnership with Zebra Technologies that integrates our AI-based machine vision technology with Zebra’s MotionWorks location solution for advanced logistics yard management
●	Awarded a $1.0-million purchase order by a leading sales and marketing agency focused on supporting consumer packaged goods companies and retailers
●	Awarded $1.8-million project related to the implementation of an advanced delivery logistics initiative for a global metal solutions company
●	Began deployment of SeeDOT™ systems for accurate, automated and real-time monitoring of commercial vehicles at weigh and safety stations in a Southern U.S. state
●	Announced orders totaling $3.5 million from a worldwide leader in third-party logistics for the supply of mobile data collection devices for order fulfillment and warehouse management
●	Announced a $4.0-million order from a leading healthcare and pharmaceutical supplier for the supply of mobile data collection devices
●	Announced a $5.5-million order from a leading supermarket chain for the supply of mobile data collection, computing and communications equipment
●	Generated sales of $26.5 million for the first six months of 2020

“2020 has been a landmark year for OMNIQ, as we’ve continued to advance our business and further cement our already solid position as the supplier of choice for AI-based machine vision technology needs and supply chain solutions for Fortune 500 companies, institutions, and government agencies and municipalities around the world,” said Shai Lustgarten, CEO of OMNIQ. “OMNIQ is stronger than ever, with our touchless solutions receiving broadened demand across many industries as organizations apply COVID-19 safety measures. We are working relentlessly to achieve another year of growth and to create value for our shareholders.”

To view the Company’s Letter to Shareholders in its entirety, please visit:

OMNIQ Investor Relations

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994

IR@omniq.com